UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

May 26, 2010 (Date of earliest event reported: May 24, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010, Scott A. McCurdy informed the board of directors and senior management of his intention to resign from his position as the company’s Senior Vice President and Chief Financial Officer for personal reasons and to pursue other opportunities outside of the seismic services industry. Mr. McCurdy has agreed to remain with Geokinetics in his present capacities through July 15, 2010 to enable an orderly transition. In connection with his departure, the company and Mr. McCurdy have entered into a Confidential Release and Separation Agreement dated May 24, 2010 (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for a general release of claims, a 12-month non-compete agreement and certain other consideration, the Company agreed to pay Mr. McCurdy $275,040 in cash along with certain other consideration including the immediate vesting of 24,000 shares of previously awarded restricted stock. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On May 25, 2010, Geokinetics issued a press release announcing Mr. McCurdy’s upcoming departure. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document
10.1	Form of Confidential Release and Separation Agreement
99.1	Press release dated May 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

May 26, 2010	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document
10.1	Form of Confidential Release and Separation Agreement
99.1	Press release dated May 25, 2010